EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Index Development Partners, Inc. (the "Company") on Form 10-QSB for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the Company was unable to obtain prior to the filing of this report a timely review of the Company's unaudited financial statements for the three- and six-month periods ended June 30, 2003 that are included in this report as required by Item 310(b) of Regulation S-B; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


Dated:   November 11, 2003               /s/ Jonathan Steinberg
                                         -------------------------
                                         Jonathan Steinberg
                                         Chief Executive Officer
                                         (and principal financial officer)